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Exhibit 10.25





                          LEASE AGREEMENT


                          by and between


                      GOTTULA PROPERTIES, LLC



                               and


                         EACO CORPORATION







                    Dated:  December 30, 2004



                 301 E. International Speedway Blvd.
                  Deland, Volusia County, Florida








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                          LEASE AGREEMENT


This Lease Agreement (this "Lease") is made this 30th day of December, 2004 ("Effective Date") by and between GOTTULA PROPERTIES, LLC, an Iowa limited liability company ("Landlord"), whose address for purposes hereof is 106 SW Linden, Suite 1-D, Ankeny, IA 50021, and EACO CORPORATION ("Tenant"), whose address for purposes hereof is 2113 Florida Boulevard, Neptune Beach, Florida 32266.

     1. Description of Premises. Landlord leases to Tenant that certain parcel of land located at 301 E. International Speedway Blvd., Deland, Volusia County, Florida, 32724, together with all improvements located thereon, and together with the Landlord's right to use certain adjacent lands for vehicular parking, said land and parking rights being more particularly described in Exhibit "A" attached hereto (the "Premises").

     2. Lease Term. The term of this Lease shall be for a period of twenty (20) years (the "Term") or until such Term shall sooner cease and expire as hereinafter provided. The Term shall commence on December 30, 2004 (the "Commencement Date") and shall expire at midnight on the date which is twenty (20) years after the Commencement Date. If, for any reason, Tenant discontinues the use of the Premises for the purposes rented or any purpose, Tenant shall still remain liable for the performance of the terms of this Lease and the payment of the rental hereunder.

     3. Use. The Premises may be used for the operation of a restaurant offering seated dining and uses ancillary thereto, and for no other purposes without Landlord's written consent, which consent shall not be unreasonably, withheld, conditioned or delayed.

     4. Rent. The "Rent Commencement Date" shall be the Commencement Date. Subject to adjustments as set forth herein, Tenant agrees to pay, as base annual rent for the use of the Leased Premises, each year during the first year of the term hereof, the sum of $260,000.00 ("Rent" or "Base Rent"), plus applicable sales tax, which shall be payable in twelve (12) equal monthly installments of $21,666.67 as set forth on the Rent Schedule attached hereto as Exhibit B; annual rental and monthly installments shall be increased per paragraph 5 below. All payments due under this Lease shall be paid monthly in advance on or before the first (1st) day of each month (the "Due Date") without reduction, abatement or set-off (except when and as specifically provided herein), and shall be mailed or delivered to Landlord's office at the address above (or at such other address for the payment of rent that Landlord may give notice of to Tenant). Any payment due and not paid within five
(5) days of the Due Date shall bear interest retroactive from the Due Date at a rate of twelve percent (12%) per annum until paid. In addition, the Tenant shall pay Landlord a late payment

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penalty in an amount equal to five percent (5%) of the
delinquent payment. If the Rent Commencement Date is other than the first day of a calendar month, the rent for the portion of said month shall be prorated at a daily rate based upon the base monthly rent, and shall be payable on the Rent Commencement Date.

     5. Rent Escalation. The annual Rent to be paid to Landlord by Tenant shall be increased as described in Exhibit B.

     6. Services. Tenant shall pay before delinquency, at its sole cost and expense, all charges for water, gas, heat, electricity, power, telephone service, sewer service charges, and sewer rentals charged or attributable to the Premises, and all other services or utilities used in, upon, or about the Premises by Tenant or any of its subtenants, licensees, or concessionaires from the Commencement Date and throughout the lease term hereof.

     7. Care and Maintenance of Premises, Access. Tenant shall be solely responsible for the maintenance, repair, and replacement of the Premises throughout the term of this Lease, including, but not limited to, the maintenance, repair, and replacement of all improvements located on the Premises, including the roof and structural components thereof, all plumbing, electrical, heating, ventilation and air conditioning systems therein, and all other improvements to the Premises, such as the asphalt paving and concrete curbing of the parking areas and driveways, and the landscaping located on the Premises. All of the improvements upon the Premises shall be maintained in substantially the same condition throughout the lease term as existed on the Effective Date of this Lease, ordinary wear and tear excepted. Landlord shall have no responsibility whatsoever for any maintenance, repair, replacement of the Premises or any improvements located thereon unless such is made necessary due to the gross negligence or willful act of the Landlord.

     Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County, Municipal authorities and regulations of the Board of Fire
Underwriters applicable to the Premises and to the business to be conducted by Tenant in the Premises.

     The Landlord shall at all reasonable times have access to the Premises for the purposes of examining the same, or for the purpose of showing the Premises to prospective purchasers or lessees; and for a period of at least twelve (12) months prior to the expiration of the Lease or any renewal thereof, shall have the right to post a sign on the front of the Premises offering the same "To Let" or "For Sale", which said sign the Tenant shall permit to remain without molestation.

     8.   Signage

          (a)   Signs.  Landlord and Tenant agree that
throughout the Term and any Renewal Terms of this Lease, Tenant and its permitted subtenants, and assignees may erect, maintain,

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repair and replace any and all signs which the Tenant and its permitted subtenants, and assignees may desire from time-to-time on the Premises including, without limitation, building, pylon and monument signs, so long as (i) such signs comply in all respects and at all times with applicable codes, ordinances, laws and statutes concerning the same, and (ii) the Tenant and its permitted subtenants, and assignees has at its expense obtained all necessary governmental licenses, permits, and approvals for such signs. All such signs shall be maintained in good condition and repair at all times.

     9. Renewal Option. Provided Tenant has not been in material default hereunder beyond applicable cure periods, this Lease may be renewed by Tenant for up to two (2) successive, five (5) year terms (the "Renewal Term(s)"), if Tenant shall give written notice of renewal to Landlord at least twelve (12) months prior to the end of the then-current term. Each Renewal Term shall be subject to the same terms and conditions as the initial Term, except that Tenant shall pay to Landlord the Base Rent provided for in Exhibit "B" of this Lease.

     10. Sublease and Assignment. Tenant shall not have the right to assign this Lease and/or sublease all or any portion of the Premises without Landlord's prior written consent, such consent not to be unreasonably conditioned, delayed, or withheld. Concurrently with any request for Landlord's consent Tenant shall pay to Landlord the sum of $750.00 for Landlord's review and processing of such request, and Landlord shall not be obligated to review such request prior to its receipt of the foregoing fee. Notwithstanding the foregoing, however, a change in the ownership or control of the Tenant shall not be deemed an assignment of this Lease for the purposes of this paragraph. In addition, in the event the Tenant elects to sell fifty percent (50%) or more of its assets, it shall have the right to assign this Lease in connection with such sale without the consent of the Landlord. Further, Landlord agrees to consent to Tenant's assignment of this Lease in the event (i) the proposed new tenant is financially as strong or stronger than Tenant, as determined in Landlord's reasonably exercised discretion, and
(ii) Landlord is reasonably satisfied with the good business reputation of such proposed new tenant. In the event of a permitted subletting or an assignment of this Lease, Tenant shall not be released from liability hereunder. Consent by Landlord to an assignment or subletting shall not be deemed consent to any further assignment or subletting; the restrictions set forth in this paragraph 10 shall apply to any assignee or sublessee of Tenant.

     11. Alterations by Tenant. All additions, alterations, improvements and fixtures (except Tenant's movable trade fixtures and signage) in or upon the Premises, whether placed there by Tenant or by Landlord, shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time, or otherwise, without compensation or allowance or credit to Tenant. After the Commencement Date, Tenant shall not make additions, changes, alterations or improvements to the Premises costing more than $150,000.00 in

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the aggregate, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Even if Landlord's consent is not required, Tenant shall give Landlord prior written notice specifying any work to be done. If Landlord grants its consent, Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, obtaining insurance, prior approval of contractor (not to be unreasonably withheld) and reasonable requirements as to the manner and times in which such work shall be done. All work shall be performed in a good and workmanlike manner and shall be in accordance with plans and specifications, (approved by Landlord if approval is required by the above provisions) and shall be made in accordance with all applicable laws, ordinances, and codes. If any of such work may affect the structure of the Building or interfere with Building systems or operation, Landlord may require that such work be performed under Landlord's supervision (but at no additional cost to Tenant for such supervision). Notwithstanding the foregoing, upon expiration of the Term or earlier termination of the Lease, Tenant may remove all of its personal property, furniture and trade fixtures from the Premises, repair any damage caused to
the Premises by such removal.   Such repairs shall be done in a
good and workman like manner consistent with all applicable laws, rules and regulations. Tenant shall make such alterations to the Premises to keep same in compliance with all applicable laws, rules and regulations, including, without limitation, the Americans With Disabilities Act. In the event that any governmental authority directs any modification or alteration to the Premises as the result of Tenant's occupancy, Tenant shall pay for the cost of such modification or alteration.

     12. Construction Lien. In no event shall Tenant have the right or authority to create, or permit there to be established, any contractor's, mechanic's, materialmen's or other lien or encumbrance of any nature against Landlord's interest in the Premises or the Building for improvements made or caused to be performed by and at the request of Tenant. Any lien filed by any contractor, materialman or supplier performing work requested by and for Tenant shall attach only to Tenant's interest in the Premises for work claimed to have been furnished for Tenant. Tenant shall, within 20 business days after Tenant receives notice of the filing of any lien for such work, duly discharge the lien or contest such lien by posting a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord. In the event that such lien is not released and removed or bonded within 20 business days after Tenant has received notice thereof, Landlord, at its sole option, may take all action necessary to release and remove or bond such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all reasonable sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien.

     13. Hazardous Substances. Tenant shall not bring upon or permit to be brought upon the Premises any Hazardous Substances, except normal office supplies. Tenant shall not use the Premises for the manufacture, storage, disposal or handling of any Hazardous Substances, and Tenant shall indemnify and hold harmless Landlord from and against any and all loss, claim,

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damages, liability, cost or expense, including reasonable
attorney's fees actually incurred at customary hourly rates, court costs and remediation costs and expenses incurred by Landlord arising from or relating to (i) Tenant's violation of the terms of this paragraph, and (ii) any other environmental contamination of the Premises, including, without limitation, the costs of remediation. The indemnification described herein shall survive the expiration or other termination of Tenant's leasehold interest in the Premises.

     Tenant further agrees at all times during the term hereof, and upon the termination of the terms hereof, Tenant shall comply with all applicable environmental protection laws, rules or requirements, and shall promptly cure all violations thereof arising from its non-compliance, including but not limited to the preparation, delivery and/or filing with the applicable governmental authorities and with the Landlord, of all forms, certificates, notices, documents, plans and other writings, and the furnishing of such other information as may be required or requested by the Landlord, its mortgagee or any applicable governmental authority in connection with the sale, lease, transfer, mortgaging or other disposition of the building and/or lands. It is specifically acknowledged and agreed that the provisions of this paragraph shall survive the termination of this Lease, regardless of the reason or cause thereof.

     14. Quiet Enjoyment. Landlord covenants and agrees, provided Tenant pays all Rent and performs the terms and conditions of this Lease as and when required, to take all necessary steps to secure to Tenant and to maintain for the benefit of Tenant the quiet and peaceful possession and enjoyment of the Premises and all rights appurtenant thereto, for the term hereof, without disturbance, hindrance or molestation by Landlord or any other person claiming title to the Premises or any part thereof by through or under Landlord, and Landlord warrants and forever agrees to defend Tenant's interest under this Lease against the claims of any and all persons claiming title to the Premises or any part thereof by through or under Landlord.

     15. Insurance. At all times during the Term of this Lease and any renewals thereof Tenant shall obtain and thereafter keep in full force and effect:

          (i) commercial general liability insurance, such insurance to insure against liability for bodily injury and death and for property damage in an amount not less than $2,000,000 combined single limit on a per occurrence basis; further Tenant shall also maintain at all times during this lease an umbrella insurance policy in an amount not less than $10,000,000.

         (ii) workmen's compensation as required by law providing statutory benefits for all persons employed by Tenant in connection with the Premises,

         (iii) builder's risk insurance during all periods in which Tenant is constructing alterations or additions to or within the Premises, in reasonable amounts, and

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         (iv) casualty and windstorm insurance coverage on the
         improvements located on the Premises for the full replacement cost thereof, and with a deductible of not more than $10,000.00 (for windstorm deductible of 3% of insured value, if available, or next lowest available deductible). All insurance that Tenant shall be required to effect pursuant to this provision shall be underwritten by insurance companies that are licensed or authorized to do business in and shall be in good standing with the State of Florida and rated A or better by AM Best and Company or its equivalent.
         All insurance contracts that Tenant is required to maintain under this Lease shall be issued for terms of not less than one year and shall contain a provision that they shall not be subject to cancellation, non-renewal or material reduction in coverage as to the Premises unless Landlord shall be served with a written notice not later than 30 days prior to cancellation, non-renewal or material reduction in coverage; for purposes of the foregoing, "material reduction in coverage" shall mean change from "all-risk" casualty insurance coverage, or a material increase in deductible.

     16. Indemnification/Hold Harmless. Landlord, its partners, representatives, agents, and their respective officers and employees, shall not be liable to Tenant, or to Tenant's officers, directors, shareholders, agents, servants, employees, customers or invitees, for any damage to person or property in or about the Premises caused by any act, omission or neglect of Tenant and its agents and their respective officers, directors, shareholders, and employees, and Tenant agrees to indemnify and hold harmless Landlord from all claims for any such damage. Tenant and its agents and their respective officers, directors and shareholders and employees shall not be liable to Landlord or to Landlord's partners, representatives, agents, servants, customers, or invitees and their respective officers and employees for any damage to person or property caused by any act, omission or neglect of Landlord, its partners, representatives and agents and their respective officers and employees and Landlord agrees to indemnify and hold harmless Tenant from all claims for any such damage.

     The Tenant further covenants and agrees with the Landlord that during the term of this Lease and for such other times as the Tenant shall hold or have access to the Premises, that, (a) the Landlord and its affiliates shall not be liable to the Tenant or to any other person for any claim, injury, loss or damage to any person or property on or about the Premises, and
(b) the Tenant will save the Landlord harmless and indemnified from and against such claim, injury, loss or damage (including defense costs).

     17.   Damage By Fire Or Other Casualty .

          (a) Damage. If fire or other casualty insurable under a standard fire and extended risk policy of insurance required to be carried by Tenant covering the Premises shall render the whole or any material portion of the Premises untenantable, and if the Premises can reasonably be expected to

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be reparable within one hundred eighty (180) days from the date of such event, then Tenant shall repair and restore the Premises to their condition prior to the fire or other casualty within such one hundred eighty (180) day period (subject to delays for causes beyond Tenant's reasonable control such as delays due to issuance of building permits or obtaining of insurance proceeds provided Tenant diligently pursues the same) and notify Landlord in writing that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the Minimum Rent, Additional Rent and other costs for the period during which the Premises are untenantable shall not be abated. At all times during the term of this Lease, Tenant shall carry business interruption insurance.

          (b) Repair and Restore. Tenant shall repair and restore the Premises as the case may be to its condition prior to the damage or destruction within that time period reasonably necessary for such repair and restoration (subject to delays for causes beyond Tenant's reasonable control such as delays due to issuance of building permits or obtaining of insurance proceeds provided Tenant diligently pursues the same) and the Minimum Rent, Additional Rent and other costs shall not be abated during the period of such restoration and/or repair.

     18. Condemnation .

          (a) Total Taking. If all the Premises are taken by the power of eminent domain exercised by any governmental or quasi-governmental authority, this Lease shall terminate as of the earlier of:

               (i) the date Tenant is required to vacate the Premises, or

               (ii) the date title passes to the condemning authority, and upon either such date of termination, all Minimum Rent, Additional Rent, and other costs due hereunder shall be paid to that date. The term "eminent domain" shall include the taking or damaging of property by, through, or under any governmental or quasi-governmental authority, and any purchase or acquisition in lieu thereof, whether or not the damaging or taking is by the government or any other person.

          (b) Partial Taking. Tenant may terminate this Lease for any of the events of Partial Taking set forth in subparagraphs (i) through (vi), inclusive, below. Tenant must give notice of its election to terminate within ninety (90) days following receipt of the Notice of Taking issued by the condemning authority, whereupon this Lease shall terminate upon the earlier to occur of (i) the date Tenant is required to vacate the Premises, or (ii) the date title passes to the condemning authority, and upon either such date of termination, all Minimum Rent, Additional Rent, and other costs due hereunder shall be paid to that date.

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               (i)   If more than fifteen percent (15 %) of the
               Rentable Square Feet of Floor Area of the
               Premises shall be taken or appropriated;

               (ii) The Premises, after the taking, would no longer satisfy the requirements for a restaurant offering seated dining (based on Tenant's standard restaurant requirements in Tenant's reasonable business judgment);

               (iii) The access to the Premises is materially adversely affected;

               (iv)   The visibility of the Premises is
               materially adversely affected;

               (v) 	The parking available to the Premises is
               materially adversely affected, whether modified or reduced; or

               (vi)  If Tenant's business will otherwise be
               materially adversely affected.

          (c) Damages. Landlord reserves all rights to the entire damage award or payment for any taking by eminent domain. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant, including, but not limited to, loss due to removing Tenant's merchandise, furniture, trade fixtures, and equipment or for damage to Tenant's business, loss of business, and/or loss of leasehold interest; provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not as part of Landlord's damages.

     19. Force Majeure. If either Landlord or Tenant is delayed or prevented from completing the performance of any obligation under this Lease by reason of accident, fire, act of God, public enemy, injunction, riot, strike, lockout, insurrection, war, court order, requisition or order of governmental body or authority, inability to procure labor or materials from normally available sources, or by any other cause without its fault and beyond its reasonable control (financial inability excepted), completion will be excused for the period of such delay and the date for completion will be extended for the period of such delay provided notice of the occurrence or encountering of such cause is given to the other party within 10 days after such occurrence or encounter and notice of the duration of such cause is given with 10 days after the cessation of such cause.

     20. Subordination/Non-Disturbance. Tenant agrees that this Lease is subject and subordinate to all mortgages which may now or hereafter affect or encumber all or any portion of the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages to which Tenant has been provided a Subordination, Non-Disturbance and Attornment Agreement

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substantially in the form attached as Exhibit C ("Non-
Disturbance Agreement"), or in such other from as may be reasonably requested by Landlord's lender(s), providing generally that the mortgagee or any purchaser at the foreclosure of the mortgage will not disturb Tenant's possession of the Premises and that Tenant will attorn to such mortgagee or purchaser at foreclosure as Landlord under the terms and conditions of this Lease upon receiving written notice that such party has succeeded to the interest of Landlord under this Lease. In confirmation of such subordination, Tenant shall join with any such mortgagee and execute promptly (and, in any event, within 15 days after receipt of a written request therefor) a Non-Disturbance Agreement. Tenant's obligation to join with any mortgagee in the execution of a Non-Disturbance Agreement shall be applicable with respect to all present and future mortgages to which Landlord requests Tenant's execution of a Non-Disturbance Agreement.

     21. Estoppel Certificate. Landlord and Tenant agree that they will from time to time upon request from each other, within 15 business days after notice from the other, execute and deliver to such persons as the requesting party shall request, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates which rent and other charges payable under this Lease have been paid, stating the commencement and termination dates of the current term of the Lease and stating whatever options to extend there may be in the Lease, stating that Landlord or Tenant, as applicable, is not in default hereunder to the best of such party's knowledge after due inquiry (or if Landlord or Tenant, as applicable, have alleged a default, stating the nature of such alleged default), and further stating such other matters relating to the Lease as the requesting party shall reasonably require.

     22. Landlord Default. Landlord's failure to perform any of its obligations under this Lease for a period of 15 days after receiving notice from Tenant is a "Default." The notice from Tenant shall give in reasonable detail the nature and extent of the failure.

     If Landlord commits a Default, Tenant, in addition to any remedies available under the law, may, without being obligated and without waiving the Default, cure the Default. Landlord shall pay Tenant, upon demand, all costs, expenses, and disbursements reasonably incurred by Tenant to cure the Default.

     It is understood and agreed that Tenant's exercise of any right or remedy to a default or breach by Landlord shall not be deemed a waiver of or to alter, affect, or prejudice any right or remedy which Tenant may have under this Lease or by law or in equity. Neither the payment of rent nor any other act or omission of Tenant at any time or times shall operate as a waiver of any past or future violation, breach, or failure to keep or perform any covenant, agreement, term, or condition hereof, or to deprive Tenant of its available remedies, upon the written notice provided for herein.

     23.   Tenant Default.

          (a) It shall be a default ("Event of Default") hereunder if:

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               (i)   Tenant shall fail to pay any rent or any
               other sums of money within 5 days after receipt of written notice that the same is due; provided, however, Landlord shall not be obligated to give Tenant written notice of nonpayment of rent more than two (2) times in any twelve (12) month period.

               (ii) Tenant shall fail to comply with any other provision of this Lease and after receipt of written notice, fail to correct any default within 30 days after written notice or if such compliance cannot reasonably be corrected within such 30 day period, then Tenant shall not be deemed in Default if Tenant commences such cure within 20 days of said written notice and diligently pursues same to completion.

               (iii) the Premises shall be taken on execution or other process of law in any action against Tenant;

               (iv) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies
               Landlord in writing that it anticipates either condition;

               (v) Tenant takes any action, or notifies Landlord in writing that Tenant intends, to file a petition under any section or chapter of the Bankruptcy Code as amended, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute which is not dismissed within 60 days after the filing thereof; or

               (vi)	a receiver or trustee shall be appointed for
               Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant and not discharged within 60 days after the appointment of a receiver or trustee.

          (b) On the occurrence of any Event of Default and after the applicable notice and cure period, and subject to terms and conditions provided herein, Landlord may;

               (i) without terminating this Lease and without entering into possession of the Premises, continue this Lease in effect and enforce all rights of Landlord and obligations of Tenant hereunder, including the filing of suit for the collection of monthly rent, Operating Expenses, and all other sums due hereunder as they accrue (including attorneys' fees and other damages). Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of this Lease or Tenant's right to possession hereunder;

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               (ii)  re-enter and repossess the Premises subject
               to notice to and the rights of the FDIC and any other regulatory or governmental agency having regulatory authority over Tenant and any and all improvements thereon and additions thereto and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding at law or in equity, or by force or otherwise, without being liable for any damage therefor. No re-entry by Landlord shall be deemed a termination or an acceptance of a surrender of this Lease;

               (iii) Terminate this Lease and sue Tenant for damages hereunder which damages shall be an amount equal to:

                    (a)   the sum of all amounts due hereunder to
                    the date of termination; plus

                    (b)  the aggregate rent remaining over the
                    unexpired portion of the Term plus the
                    reasonable cost to Landlord for any repairs and other costs of reletting, all reduced to present value using a discount rate equal to the interest rate of a governmental security having a maturity closest to the then current expiration of the Term; less

                    (c)  the aggregate fair net rental value of
                    the Premises over the remaining portion of the Term provided, however, a reasonable period of time, not to exceed twelve (12) months, may be considered as a leasing period by which the Premises would not be leased and therefor no income would be realized for such period reduced to present value; plus

                    (d) Landlord's costs and expenses incurred in the enforcement hereof including reasonable attorneys fees as herein provided;

               (iv) relet any or all of the Premises for Tenant's account for any or all of the remainder of the Term or for a period exceeding such remainder, in which event Tenant shall pay to Landlord, at the times and in the manner specified by the provisions herein the rent accruing during such remainder, less any rent received by Landlord, with respect to such remainder, from such reletting, as well as the cost to Landlord of any reasonable attorney's fees actually incurred at customary hourly rates, or for any repairs or cost of reletting or other action (including those taken in exercising Landlord's rights under any provision of this Lease ) taken by Landlord on account of such Event of Default, but in no event shall Landlord be liable in any respect for failure to relet the Premises after good faith efforts to do so or in the event of such reletting, for failure to collect the rent thereunder. Any sums received by Landlord on a reletting in excess of the rent reserved for this Lease shall belong to Landlord;

               (v) cure such Event of Default in any other manner (after giving Tenant written notice of Landlord's intention to do so except in the case of emergency), in which event Tenant shall reimburse Landlord for all expenses reasonably incurred by Landlord in doing so (plus 10% of such expenses to cover Landlord's administrative costs and expenses, plus interest on all of the foregoing at the rate of twelve percent (12%) per annum, which expenses and interest shall be additional rent and shall be payable by Tenant immediately on demand therefor by Landlord; and/or

               (vi)   pursue any combination of such remedies
               and/or any other remedy available to Landlord on account of such Event of Default at law or in equity.

     If legal proceedings are instituted hereunder, and a compromise or settlement thereof shall be made, it shall not be constituted as a waiver of any subsequent breach of any covenant, condition or agreement herein contained.

     All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     24. Holding Over. In the event of holding over by Tenant without Landlord's written consent Tenant shall pay rent equal to 150% of the applicable rent plus other sums due from time to time hereunder. Possession by Tenant after the expiration of this Lease shall not be construed to extend its Term.

     25. No Offer. The submission of this Lease by either party to the other for review shall not be considered an offer to enter into this Lease and such submission shall not bind either party in any way until both Landlord and Tenant have each executed and delivered duplicate originals of this Lease.

     26. No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their respective counsel have had an opportunity to review this Lease and that this Lease shall not be construed for or against either party merely because such party prepared or drafted this Lease or any particular provision thereof.

     27. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be or become illegal, invalid or unenforceable, the remaining provisions of this Lease, or the application of such provision to other persons or circumstances, shall not be affected thereby and each remaining provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     28. Time of the Essence. Except as otherwise expressly provided herein, time is of the essence with respect to all required acts of Tenant and Landlord and each provision of this Lease.

     29. Brokerage Commissions. Landlord and Tenant warrant and represent that they have not dealt with any real estate broker or salesman in connection with this Lease except Florida Growth Realty, Inc., and Tenant shall be solely responsible for the payment of any fees or commissions due. Landlord and Tenant further represent they have dealt with no other person which would create any liability for the payment of a commission by the other party. The party who breaches this warranty shall defend, hold harmless, and indemnify the non-breaching party from any claims or liability arising from the breach.

     30. Authority to Execute Lease. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid, binding, and enforceable agreement of Tenant in accordance with the terms hereof. Landlord represents and warrants that Landlord is the owner of fee simple title to the property on which the Premises is located, this Lease has been duly authorized, executed and delivered by and on behalf of Tenant, and constitutes the valid, binding and enforceable agreement of Landlord in accordance with the terms hereof.

     31. Notices. All notices, demands, consents and approvals which may be or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given and received upon actual delivery (or refusal to accept delivery) to the address of all parties designated to receive notice as set forth below or to such other place as the party to be notified may from time to time designate by at least 10 business days notice to the other parties. Notices, demands, consents and approvals shall be deemed properly given only by: (a) personal delivery; or (b) sent by Federal Express or other nationally-recognized overnight delivery service; or (c) deposit in the United States mail certified, return receipt requested with postage prepaid. Until changed in the manner set forth above, the addresses for notice are as follows:

If to Landlord:          LARRY GOTTULA
                         106 SW Linden, Suite 1-D
                         Ankeny, IA 50021
                         Telephone: 800-965-7117
                         Telecopier: 515-965-8436

with copy to:            Wickman & Wyckoff, P.A.
                         Attention: John E. Wickman, Esquire
                         4909 Manatee Avenue West
                         Bradenton, Florida 34209
                         Telephone:  941-795-6565
                         Telecopier:  941-795-5774

If to Tenant:            EACO CORPORATION
                         Attention: Mr. Edward B. Alexander
                         2113 Florida Boulevard
                         Neptune Beach, Florida 32266
                         Telephone: 904-249-4197
                         Telecopier: 904-249-1466

With a copy to           Hughes & Lane, P.A.
                         Attention: Edward W. Lane, III, Esquire
                         4190 Belfort Road, Suite 351
                         Jacksonville, Florida 32216
                         Telephone: 904-296-2200
                         Telecopier: 904-296-2270

     32. Entire Agreement. This Lease contains the entire agreement between the parties hereto with respect to its subject matter and negotiations relating thereto, and supersedes all previous letter agreements. This Lease may be amended only by subsequent written agreement between the parties. Except for those that are set forth in this Lease, no representations, prior written or oral promises, warranties or agreements made by Landlord or Tenant shall be applicable to this Lease.

     33. Governing Law. This Lease shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Florida.

     34. Attorney's Fees/Collection Costs. In the event Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease or in the event Landlord places the enforcement of this Lease for the collection of any Rent due or to become due, or the recovery of possession of the Premises in the hands of an attorney, or in the event either party files suit against the other, with respect to the enforcement of its rights under this Lease, Tenant and Landlord agree that the prevailing party shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorney's fees, expert witness fees, paralegal fees and court costs incurred by the prevailing party. All costs charged to or incurred by Landlord in the collection of any amounts owed pursuant to this Lease, including reasonable attorney's fees and court costs, shall be paid by Tenant; and, at the option of Landlord, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the following month.

     35. Property Taxes and Assessments. Tenant shall pay on or before when due all real property taxes and assessments or governmental impositions in lieu thereof, be they special or otherwise of every kind and nature (including without limitation, assessments for public improvements or benefits whether or not commenced during the term of this Lease), water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees and other authorization fees, public dues and all other charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen), of every character (including all penalties or interest thereof, if incurred due to Tenant's late payment), which at any time during or in respect of the term of this Lease, accrue, may be assessed, levied, confirmed, or imposed on or in respect of or be a lien upon, or measured by the value or amount of (a) the Premises or any part thereof, including any personal property, any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of the Premises or any part thereof other than any franchise, capital stock or similar tax of Landlord, or any income or excess profit tax of Landlord or portion thereof determined on the basis of its general income or revenues shall not be considered real estate taxes ("Taxes"). If required by Landlord's lender, or in the event Tenant fails to pay any Taxes when due, Landlord reserves the right to have Tenant establish a tax escrow with Landlord. In such event Tenant shall pay to Landlord a monthly amount reasonably determined by Landlord to cover the next tax bill. If at any time there is a shortfall in said account Tenant shall pay such shortfall to Landlord within ten
(10) days of demand therefore. Taxes for any partial year of the Lease term or any extension term shall be prorated.

     36. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     37. Confidentiality. Each party hereto agrees not to disclose the economic terms of this Lease except as each party respectively determines to be necessary for the conduct of its business. Neither party shall issue any press releases pertaining to this Lease or containing the economic terms of this Lease without the prior written consent of the other party.

     38. Number of Execution Copies. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     39. Memorandum of Lease. Neither Landlord nor Tenant shall permit, allow or cause this Lease, or any amendment hereto, to be recorded in any public registry or office of register of deeds; however, at the request of either party, Landlord and Tenant agree to execute a recordable memorandum of this Lease setting forth the names and addresses of the parties, a reference to the lease with its date of execution, a specific legal description of the Premises, the actual Commencement Date of the Lease, the term of the Lease, any renewal Terms, which memorandum may be recorded by Tenant at Tenant's expense or by Landlord at Landlord's expense in the appropriate public records of the county or counties in which the Premises is situated.

     40. Waiver of the Right to Trial by Jury. Landlord and Tenant hereby knowingly and intentionally waive the right to trial by jury in any action or proceeding that Landlord or Tenant may hereinafter institute against each other with respect to any matter arising out of or related to this Lease or the Premises.

     41. Covenant Against Withholding Rental. Notwithstanding any other provisions contained in this Lease or any extensions, modifications or renewals thereof, it is understood and agreed that in the event of default in performance of any agreement, condition, or other provisions to be performed by the Landlord, or if for any other reason Tenant might be entitled to any reimbursement from Landlord, in no event shall Tenant deduct or withhold any such amount from rental payments due Landlord pursuant to the rental provision of this Lease.

     42. Monthly Rental Statements. The Landlord shall not be required to send to Tenant monthly statements for rentals due or to become due under the terms and conditions of this Lease. However, past due reminders shall be considered notice under paragraph 23.(a)(i) hereunder.

     43. Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     44. Returned Checks. For a check sent in full or partial payment of any amounts owed pursuant to this Lease, or any rider thereto or modification thereof, which is not honored because of insufficient funds, uncollected funds or any other reason, there will be assessed a charge of $500.00 and all subsequent payments shall be made by cash, bank draft, certified check or money order if requested by Landlord.

     45. Definition of and Liability of Landlord. The term "Landlord" as used in this Lease means only the owner for the time being of the Premises or the owner of a leasehold interest in the Premises so that in the event of sale of the Premises or an assignment of this Lease, or a demise of the Premises, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder and it shall be deemed without further agreement between the parties and such purchaser(s), assignee(s) or lessee(s) that the purchaser, assignee or lessee has assumed and agreed to observe and perform all obligations of Landlord hereunder. It is specifically understood and agreed that there shall be no personal liability of Landlord in respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of

Landlord in the Premises for the satisfaction of Tenant's remedies.

     46. Waiver of Covenant or Condition. The failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instances shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same be and remain in full force and effect.

     47. Purchase Option. Provided Tenant has not been in material default hereunder beyond applicable cure periods, and subject to the further terms of this Agreement, Tenant shall have an exclusive option to purchase the Premises. The purchase option shall commence upon execution hereof, and shall expire thirty six
(36) months following the date of this Lease. In the event Tenant desires to exercise such option to purchase, it shall provide Landlord notice of such exercise not less than six (6) months prior to the closing of such purchase (but in no event later than
thirty (30) months following the date of this Lease).   If the
purchase takes place during the first twenty four (24) months of this Lease, the purchase price shall be $2,773,333.33; if the purchase takes place after the twenty fourth (24th) month, the purchase price shall be $2,851,331.40. Closing of such purchase shall occur at such time and place as may be mutually agreed by Landlord and Tenant. All expenses of such purchase shall be borne by Tenant; Tenant shall cooperate with Landlord, at no additional expense to Tenant, in effectuating an IRC Section 1031 Exchange if Landlord so chooses. Conveyance of the Premises from Landlord to Tenant pursuant to this Section 47 shall be by Special Warranty Deed, free and clear of all liens and encumbrances by any person or entity claiming through Landlord.

     IN WITNESS WHEREOF, the parties hereto have duly executed multiple counterparts of this Lease in their respective names by their respective authorized representatives, effective as of the date set forth above.


                              LANDLORD:

                              GOTTULA PROPERTIES, LLC, an
                              Iowa limited liability company


_________________________     By:__________________________
                                 LARRY GOTTULA, Manager
_________________________




                              TENANT:

                              EACO CORPORATION.


_________________________     By:___________________________
                                 Edward B. Alexander
_________________________           Vice President

STATE OF IOWA
COUNTY OF ____________

The foregoing instrument was acknowledged before me this _____ day of December, 2004, by LARRY GOTTULA, as manager of Gottula
Properties, LLC. He is personally known to me or has produced
____________ as identification.

     Name:
     NOTARY PUBLIC, State and County
     Aforesaid
     Commission No.

     My Commission Expires:


STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this _____ day of December, 2004, by Edward B. Alexander as President, of EACO
CORPORATION, on behalf of the corporation. He is personally known to me or has produced ____________ as identification.

     Name:
     NOTARY PUBLIC, State and County
     Aforesaid
     Commission No.

	My Commission Expires:

EXHIBITS


Paragraph  Exhibit

A          Legal Description of Premises
B          Rent Schedule
C          Subordination, Non-Disturbance
           and Attornment Agreement

                            EXHIBIT A

                  LEGAL DESCRIPTION OF PREMISES


                (to be attached prior to execution)
                   from survey legal description

                            Exhibit B
                          Rent Schedule
(Initial Term)

     Year                Annually                Monthly
     ----              -----------             ----------

       1               $260,000.00             $22,666.67
       2               $267,800.00             $22,316.67
       3               $275,834.00             $22,986.17
       4               $284,109.02             $23,675.75
       5               $292,632.29             $24,386.02
       6               $301,411.26             $25,117.60
       7               $307,439.48             $25,619.96
       8               $313,588.27             $26,132.36
       9               $319,860.04             $26,655.00
      10               $326,257.24             $27,188.10
      11               $332,782.39             $27,731.87
      12               $339,438.03             $28,286.50
      13               $346,226.79             $28,852.23
      14               $353.151.33             $29,429.28
      15               $360,214.36             $30,017.86
      16               $367,418.64             $30,618.22
      17               $374,767.02             $31,230.58
      18               $382,262.36             $31,855.20
      19               $389,907.60             $32,492.30
      20               $397,705.76             $33,142.15

(First Renewal Term)

      21               $405,659.87             $33,804.99
      22               $413,773.07             $34,481.09
      23               $422,048.53             $35,170.71
      24               $430,489.50             $35,874.13
      25               $439,099.29             $36,591.61

(Second Renewal Term)

      26               $447,881.28             $37,323.44
      27               $456,838.97             $38,069.91
      28               $465,975.68             $38,831.31
      29               $475,295.19             $39,607.93
      30               $484,801.10             $40,400.09

                            EXHIBIT C

STATE OF ____________
                               SUBORDINATION, NON-DISTURBANCE
COUNTY OF ___________              AND ATTORNMENT AGREEMENT


THIS AGREEMENT is made as of ____________, ______, between ________ _______________, a ______________ ("Lender"), and EACO
CORPORATION ("Tenant").

                            Recitals:

     1. Tenant is the lessee under the Lease Agreement dated ____________________,______, entered into by and between
___________________, a ___________________, as landlord
("Landlord"), and Tenant (as amended, the "Lease"), covering certain land and improvements thereon or to be constructed thereon (the "Premises") located in _______________________________, as more particularly defined and described in the Lease; and

     2. Lender has made or will make a loan to Landlord, who is the owner of the Premises, in the principal amount of up to $__________ (the "Loan") as evidenced by a note in said principal amount (the "Note") and secured by a Mortgage or Deed of Trust and an Assignment of Rents, Leases and Profits on the Premises, which is further described on Exhibit A attached hereto and incorporated herein by reference (the "Property") (collectively, the "Security Documents"); and


     3. Tenant desires to be assured that, if Lender should foreclose the Security Documents, Lender agrees to recognize the leasehold estate and rights of Tenant under the Lease and to assume and be bound to Tenant to perform the obligations of Landlord under the Lease with the same force and effect as if Lender were the landlord under the Lease (subject to any express exceptions herein);

     4. Lender is willing to agree that Tenant's possession of the Premises shall not be disturbed as a result of a foreclosure of the Security Documents or a transfer in lieu of foreclosure so long as Tenant is not in default (beyond any period of time given Tenant to cure) under the Lease and provided Tenant subordinates the Lease to the lien of the Security Documents and agrees to attorn to the purchaser at the foreclosure sale or transferee taking title in lieu of foreclosure and recognizes said purchaser or transferee as landlord under the Lease.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Tenant do hereby mutually covenant and agree as follows:

     1. Subordination. Subject to the terms hereof, Tenant hereby subordinates the Lease, all extensions, modifications and renewals thereof, and all of Tenant's rights and interests thereunder, to the Security Documents and the lien thereof, and to all modifications, renewals and extensions of the same, to the extent of all advances heretofore or hereafter made to Landlord secured by the Security Documents.

     2. Non-Disturbance and Attornment. Provided Tenant is not in default beyond any period of time set forth in the Lease given Tenant to cure following any notice required by the Lease, as of the date Lender commences foreclosure proceedings or accepts a deed in lieu of foreclosure (except that if Tenant is in default at such date and the default is capable of cure by Tenant and Tenant is diligently and continuously pursuing such cure to completion then such default shall not affect Lender's obligations to Tenant hereunder), then no default under the Security Documents, as modified, extended, increased, spread, or consolidated, and no proceeding to foreclose the same or the acceptance by Lender of a deed in lieu of foreclosure, or by any other manner, will disturb Tenant's possession under said Lease and the Lease will not be affected or extinguished thereby. In addition, Lender agrees not to name Tenant in any proceeding instituted to foreclose the Security Documents, unless Lender is legally obligated to do so in order to properly foreclose the same, and then such foreclosure shall in any event be made subject to the provisions of this Agreement. In the event of any such foreclosure or other sale to, or acquisition of the Premises by, a third party, or by any other manner, in lieu of foreclosure by Lender, Tenant shall attorn to Lender or such other third party, and the Lender or such third party shall recognize the Lease as a direct lease from Lender or such third party, and the Lender or said third party shall assume and be bound to Tenant to perform the obligations of Landlord under the Lease, except that neither the purchaser at such foreclosure sale nor the grantee of a deed in lieu thereof shall (a) be liable for any previous act or omission of Landlord under the Lease, (b) be subject to any offset, claim or defense which shall theretofore have accrued against Landlord, unless the basis of such offset, claim or defense remains uncured and notice thereof is given to Lender by Tenant as provided herein, (c) have any obligation with respect to any security deposit under the Lease unless such security deposit has been physically delivered to Lender, or (d) be bound by any previous modification of the Lease or by any previous prepayment of rent for a period greater than one (1) month in advance of its due date under the Lease, unless such modification or prepayment shall have been expressly approved in writing by Lender, such approval, in the case of modifications, not to be unreasonably withheld, conditioned or delayed. Lender agrees to immediately notify Tenant in writing of any breach or default by Landlord of any of the Security Documents.

     3. Termination of Lease. Effective from and after the date of this Agreement, Tenant will not terminate nor seek to terminate the Lease by reason of a default under the Lease until Tenant shall have given written notice of such default to Lender as hereinafter provided. Such notice may be given to Lender contemporaneously with Tenant giving notice to Landlord under the Lease. Tenant will allow Lender the same period of time to cure the event of default as is allowed to Landlord under the Lease.

     4. Waivers to be in Writing. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

     5. Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of Lender under this Agreement arising from or after the date of such assignment or transfer by Lender shall terminate as to the entity that is then Lender, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender's interest is assigned or transferred.

     6. Notice. Notice to Lender under the Lease or this Agreement shall be sent to Lender at the following address, or such other address as Lender shall designate to the Tenant in writing, such new address to be effective thirty (30) days after Tenant has received it:

_________________________________
_________________________________
_________________________________
_________________________________


     IN WITNESS WHEREOF, Tenant and Lender have respectively signed and sealed this Agreement as of the day and year first above written.


EACO CORPORATION


                                    By:
                                    Name:
                                    Title:

                                    TENANT

                                    By:
                                    Name:
                                    Title:

                                    LENDER


STATE OF ____________
COUNTY OF __________

The foregoing instrument was acknowledged before me this _____ day of _________, ____, by ____________________________ as
_____________________________, of ______________________________,
a ________________ corporation, on behalf of the corporation. He/She is personally known to me or has produced ____________ as identification.


                                   Name:
                                   NOTARY PUBLIC, State and County
                                   Aforesaid
                                   Commission No.

                                   My Commission Expires:



STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this _____ day of __________, 2004, by ____________________, as _______________,
of EACO CORPORATION on behalf of the corporation. He/She is personally known to me or has produced ____________ as identification.



                                   Name:
                                   NOTARY PUBLIC, State and County
                                   Aforesaid
                                   Commission No.

                                   My Commission Expires:
